Exhibit 1

JOINT FILING AGREEMENT

           The undersigned hereby agree that the Amendment Number 3 to the Statement on Schedule 13D with respect to the Common Stock of Loral Space & Communications Inc., dated as of February 27, 2007, is, and any amendments thereto (including amendments on Schedule 13G) signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934.

Date: February 28, 2007	MHR CAPITAL PARTNERS MASTER ACCOUNT LP By: MHR Advisors LLC, its General Partner By: /s/ Hal Goldstein Name: Hal Goldstein Title: Vice President

MHR ADVISORS LLC By: /s/ Hal Goldstein Name: Hal Goldstein Title: Vice President

MHR INSTITUTIONAL PARTNERS LP By: MHR Institutional Advisors LLC, its General Partner By: /s/ Hal Goldstein Name: Hal Goldstein Title: Vice President

MHR INSTITUTIONAL ADVISORS LLC By: /s/ Hal Goldstein Name: Hal Goldstein Title: Vice President

MHR INSTITUTIONAL PARTNERS II LP By: MHR Institutional Advisors II LLC, its General Partner By: /s/ Hal Goldstein Name: Hal Goldstein Title: Vice President

MHR INSTITUTIONAL PARTNERS IIA LP By: MHR Institutional Advisors II LLC, its General Partner By: /s/ Hal Goldstein Name: Hal Goldstein Title: Vice President

MHR INSTITUTIONAL ADVISORS II LLC By: /s/ Hal Goldstein Name: Hal Goldstein Title: Vice President

MHR INSTITUTIONAL PARTNERS III LP By: MHR Institutional Advisors III LLC, its General Partner By: /s/ Hal Goldstein Name: Hal Goldstein Title: Vice President

MHR INSTITUTIONAL ADVISORS III LLC By: /s/ Hal Goldstein Name: Hal Goldstein Title: Vice President

MHR FUND MANAGEMENT LLC By: /s/ Hal Goldstein Name: Hal Goldstein Title: Vice President

MARK H. RACHESKY, M.D. By: /s/ Mark H. Rachesky, M.D.